                     AMENDMENT NO. 5 OF 1995 NOTE AGREEMENT



         This Amendment, entered into as of August 31, 2000, by and between CROWN CRAFTS, INC. (the "Company") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Noteholder").

         WHEREAS, the parties hereto have executed and delivered that certain Note Purchase and Private Shelf Facility dated as of October 12, 1995 (as previously amended and as it may be further amended, modified or supplemented, the "Note Agreement");

         WHEREAS, the Company has requested a modification of certain covenants under the Note Agreement;

         WHEREAS, Noteholder is willing to enter into this Amendment subject to the satisfaction of conditions and terms set forth herein;

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement; and

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       AMENDMENTS TO PARAGRAPH 4A OF THE NOTE AGREEMENT.

         1A.      Paragraph 4A hereby is amended and restated in its entirety as follows:

                  4A.      REQUIRED PREPAYMENTS OF SERIES A NOTES.

                  (i) The Company shall make, or shall cause each applicable Subsidiary to make, a prepayment from the Net Proceeds of each Restricted Asset Disposition and each Capital Market Transaction, except that such Net Proceeds shall be (a) payable to the Collateral Agent as and when the aggregate amount thereof since the last such payment of Net Proceeds pursuant hereto is equal to or exceeds $50,000, and (b) applied to reduce the amount of Mandatory Senior Debt Payments required to be made pursuant to clause 4A(iii), with such applications being applied in the order of maturity of the Payment Dates set forth in clause 4A(iii). Such amounts paid to the Collateral Agent shall be held by the Collateral Agent, for the ratable benefit of the Secured Parties, and distributed to the Secured Parties as and when the aggregate amount held by it is at least equal to $250,000, or at such earlier time as the Secured Parties may agree upon, all pursuant to the provisions of Section 32 of the Intercreditor Agreement.

                  (ii) The Company shall make payments of principal outstanding on the Senior Debt to the Secured Parties, pro rata (calculated as provided in Section 32(c) of the Intercreditor Agreement), in the following amounts on or before the dates set forth below (the "MANDATORY SENIOR DEBT PAYMENTS"):

                           Payment Date                      Payment Amount
                           ------------                      --------------
                           December 8, 2000                   $ 7,000,000
                           December 31, 2000                  $ 4,000,000
                           February 4, 2001                   $ 3,000,000
                           March 4, 2001                      $ 2,000,000
                           April 1, 2001                      $ 3,000,000
                                                              -----------
                                         Total                $19,000,000

                  (iii) The Notes of each Series shall be subject to prepayment in whole or in part pursuant to this paragraph 4A at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and Yield-Maintenance Amount, if any, subject to clause (v) below, with respect to each such Note.

                  (iv) The Notes of each Series shall be due and payable on April 3, 2001 at 100% of the principal amount plus interest thereon to the payment date and Yield-Maintenance Amount.

                  (v) Yield-Maintenance Amount shall not be payable on any prepayments of principal that are in the aggregate less than or equal to $7,142,856 and made after August 30, 2000. For any prepayment of principal in excess of an aggregate of $7,142,856, Yield-Maintenance Amount shall be due and payable on the payment date with respect to such prepayment. The calculation of the Yield-Maintenance Amount shall be made using the mandatory prepayment schedule applicable to the Notes as originally issued (annual prepayments equal to $3,571,428 with a maturity date of October 12, 2005) and the interest rate as set forth in the originally executed Notes (Series A Note equal to 7.27% per annum; Series B Note equal to 6.56% per annum).

         2.       AMENDMENTS TO PARAGRAPH 5 OF THE NOTE AGREEMENT.

         2A.      Paragraph 5A(l)(vii) hereby is amended and restated in its entirety as follows:

                  (vii) as soon as available, such other information relating to the business, operations, affairs and financial condition of the Company or any of its Subsidiaries from time to time delivered by the Company pursuant to the Bank of America Credit Agreement or the Wachovia Bank Credit Agreement, including, without limitation,

                           (A) as soon as practicable and in any event within 40 days (except for the borrowing base certificate pursuant to clause (y) below, which shall be delivered within 35 days) after the end of each month beginning with the fiscal month ended July 31, 2000, (x) a balance sheet of the Company and its Subsidiaries as at the end of such month and the related statements of income, stockholders' equity and cash flows for such month, and accompanied by a certificate of an Authorized Officer to the effect that such financial statements present fairly in all material respects the financial position of the Company and its Subsidiaries as of the end of such month and the results of their operations and the changes in their financial position for such month, in conformity with GAAP applied on a Consistent Basis, subject to normal year-end audit adjustments and the absence of footnotes, (y) a borrowing base certificate (calculated showing the Month End Inventory Amount, as defined in and pursuant to the provisions of clause (B) below) and (z) a certificate of an Authorized Officer demonstrating compliance with Paragraph 6A hereof, which certificate shall be in the form attached to the Wachovia Bank Credit Agreement as Exhibit J, and

                           (B) on each Business Day, an uncertified, good faith estimated update (a "DAILY BORROWING BASE CERTIFICATE") of the most recently furnished monthly borrowing base certificate (a "MONTH END BORROWING BASE CERTIFICATE") as to the information under the heading "Accounts Receivable" pertaining to "Factored Accounts" and "Factor Advances"; and the information under the heading "Senior Debt". The Month End Borrowing Base Certificate shall show, for the final line item under the heading INVENTORY contained therein (the "INVENTORY COMPONENT"), the actual Inventory Component calculated for such fiscal month (the "MONTH END INVENTORY COMPONENT AMOUNT"). The Inventory Component shown on each Daily Borrowing Base Certificate (the "DAILY INVENTORY COMPONENT AMOUNT") shall show the lesser of (i) the Month End Inventory Component Amount for the most recently furnished Month End Borrowing Base Certificate and (ii) the Inventory Component amount for the relevant fiscal month set forth below, provided, that the amounts set forth below are subject to adjustment satisfactory to the Noteholder and the Company following any material asset divestiture, to the extent necessary to take into account the effect thereon of any such divestiture:


                           Fiscal Month Ended:                         Inventory Component Amount:
                           -------------------                         ---------------------------
                           September 3, 2000                                     $32,000,000
                           October 1, 2000                                       $29,000,000
                           November 5, 2000                                      $27,000,000
                           December 3, 2000                                      $26,000,000
                           December 31, 2000 and thereafter                      $25,000,000

                           The Month End Inventory Component Amount shown in a
                  Month End Borrowing Base Certificate shall be used solely for purposes of calculating the Daily Inventory Component Amount on Daily Borrowing Base Certificates delivered thereafter pursuant to the foregoing until the delivery of the next Month End Borrowing Base Certificate, and the Inventory Component for purposes of calculating the Borrowing Base (as defined in the Wachovia Credit Agreement) shall be the Daily Inventory Component Amount set forth in each Daily Borrowing Base Certificate; and

         2B.      Paragraph 5A(1) hereby is amended by adding new paragraphs
(viii) and (ix) thereto as follows:

                  (viii) UPDATES OF INITIATIVES SUMMARY. With respect to Initiatives Summary (as defined in the letter agreement among the Company and the Secured Parties dated as of June 27, 2000), the Company shall furnish to the Noteholder (i) on Thursday of each week, a weekly update of the Initiative Summary as to strategic initiatives and (ii) on the 7th Business Day of each month, a monthly update as to all other aspects of the Initiatives Summary; and

                  (ix) DELIVERY OF OUTSTANDING ITEMS. The items described on Appendix 1 hereto, which were to have been furnished to Wachovia Bank pursuant to Section 10(a) of Amendment No. 1 to the Wachovia Bank Credit Agreement, but have not yet been delivered, shall be delivered to the Noteholder (i) on or before November 30, 2000, with respect to the title policies described on Appendix 1 and (ii) on or before October 31, 2000, with respect to all other items.

         2C.      Paragraph 5 is amended by the addition of a new paragraph, as follows:

                  5G.      WARRANTS. By October 2, 2000, the Company shall issue
         to the Noteholder (or its affiliate designee), together with each of the other Secured Parties (or their affiliate designees) without any further consideration payable, warrants (the "WARRANTS"), exercisable at nominal cost for the Company's common stock such that upon issuance the Secured Parties, collectively, shall own 10% of the Company's then issued and outstanding common stock exercisable any time after issuance, but not later than December 31, 2005; provided, however, that the Warrants shall be reduced, to the extent not previously exercised, at a rate equal to 2% of such outstanding Warrants for each 1% of the amount by which the principal balance of the Senior Debt outstanding on August 31, 2000 is permanently reduced by principal payments made after such date. The Warrants shall be accompanied by a warrant holders rights agreement providing the Noteholder and the other Secured Parties with customary registration, "call," "put," "clawback", antidilution provisions (including with respect to the exercise of options outstanding on August 31, 2000) and similar rights acceptable to the Noteholder, in its sole discretion. The Warrants shall be divided among the Secured Parties pro rata, without taking into account any outstanding Wachovia LC's (as defined in the Wachovia Credit Agreement) so long as, on the issuance date, cash collateral required to have been provided for such Wachovia LC's as of such date pursuant to the Wachovia Credit Agreement has been provided by the Company.

         3.       AMENDMENTS TO PARAGRAPH 6 OF THE NOTE AGREEMENT.

         3A.      Paragraph 6A hereby is amended and restated in its entirety as follows:

                  6A.      FINANCIAL COVENANTS. The Company covenants that it
         will not at any time:

                  (i) CAPITAL EXPENDITURES. Permit Capital Expenditures during the period from April 2, 2000 through April 3, 2001 to exceed $4,400,000.

                  (ii) CONSOLIDATED EBITDA. Permit cumulative Consolidated EBITDA as of the end of any fiscal month set forth below to be less than the amount set forth below opposite such date, provided, that the amounts set forth below are subject to adjustment satisfactory to the Noteholder and the Company following any material asset divestiture, to the extent necessary to take into account the effect thereon of any such divestiture:


                                                                 Minimum Consolidated
                  Fiscal Month-End                                      EBITDA
                  ----------------                               --------------------
                  July 2, 2000 (3 months)                             (4,750,000)
                  August 6, 2000                                      (5,700,000)
                  September 3, 2000                                   (4,100,000)
                  October 1, 2000                                       (750,000)
                  November 5, 2000                                     2,750,000(1)
                  December 3, 2000                                     4,500,000
                  December 31, 2000                                    6,500,000
                  February 2, 2001                                     7,500,000
                  March 3, 2001                                       10,000,000
                  April 1, 2001                                       14,500,000

         3B.      Paragraph 6N hereby is amended and restated in its entirety as follows:

                  6N.      FACTOR ADVANCES. Permit to exist any Factor Advances,
         other than Factor Advances from a Permitted Factor in an aggregate amount not exceeding the amount set forth below during the periods set forth below, provided, that the amounts set forth below are subject to adjustment satisfactory to the Noteholder and the Company following any material asset divestiture, to the extent necessary to take into account the effect thereon of any such divestiture:


                  Month-End Date                                                 Factor Adv. Limit
                  --------------                                                 -----------------
                  August 31, 2000 through September 4, 2000                             27,500,000
                  September 5, 2000 through September 11, 2000                          28,000,000
                  September 12, 2000 through September 18, 2000                         33,000,000
                  September 19, 2000 through September 25, 2000                         34,000,000
                  September 26, 2000 through October 2, 2000                            36,000,000
                  October 3, 2000 through October 9, 2000                               36,000,000
                  October 10, 2000 through October 16, 2000                             34,000,000
                  October 17, 2000 through October 23, 2000                             32,000,000
                  October 24, 2000 through October 30, 2000                             31,000,000
                  October 31, 2000 through November 6, 2000                             27,000,000


------------------

         (1) This amount assumes receipt of the New York showroom rental income in the amount of $1,021,000 during the fiscal month ending November 5. If such amount is not received in such fiscal month, the Minimum Consolidated EBITDA for the fiscal month ending November 5 will be decreased by such amount.

                  November 7, 2000 through November 13, 2000                            25,000,000
                  November 14, 2000 and thereafter                                      24,000,000

         3C.      Paragraph 6 hereby is amended by adding new paragraph 6O as follows:

                  6O.      PRORATA PAYMENTS TO SECURED PARTIES. Except as to any
         Discretionary Loans (as defined in the Intercreditor Agreement), notwithstanding any provision to the contrary contained in any of the Senior Debt Documents or the Intercreditor Agreement, the Company may not make any principal payments to any of the Secured Parties other than prorata principal payments, and each Secured Party's prorata share shall be calculated as provided in Section 32 of the Intercreditor Agreement.

         4. AMENDMENT TO PARAGRAPH 7 OF THE NOTE AGREEMENT. Paragraph 7 is amended by deleting clause (v) thereof and substituting the following therefor:

                  (v) the Company fails to perform of observe any agreement contained in paragraphs 5E, 5F, 5G or 6; or

         5.       AMENDMENTS TO PARAGRAPH 10 OF THE NOTE AGREEMENT.

         5A.      Paragraph 10A is hereby amended by adding the following
         sentence at the of each of the following defined terms, "Discounted Value", "Reinvestment Yield", "Remaining Average Life", "Remaining Scheduled Payments" and "Yield-Maintenance Amount":

                  For purposes of this calculation for any Note, it is agreed that the mandatory prepayment schedule applicable to the Notes as originally issued (annual prepayments equal to $3,571,428 with a maturity date of October 12, 2005) and the interest rate as set forth in the originally executed Notes (Series A Note equal to 7.27% per annum; Series B Note equal to 6.56% per annum) shall be used.

         5B.      Paragraph 10B is hereby amended as follows:

                  (i) By deleting the definitions of "Consolidated EBITDA" and "Restricted Asset Dispositions" and replacing the following definitions of "Consolidated EBITDA" and "Restricted Asset Dispositions" in lieu thereof:

                  "CONSOLIDATED EBITDA" means, with respect to the Company and its Subsidiaries for any measurement period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income,
         (iv) amortization and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, but excluding one-time charges associated with divestitures, plant closures, severance, asset write-offs, employee retention and fees and expenses incurred by the Company in connection with the August 2000 Transaction Document Amendments (as defined in Section 32 of the Intercreditor Agreement).

                  "RESTRICTED ASSET DISPOSITIONS" means (i) any Subsidiary Disposition and (ii) any Asset Dispositions (other than an Asset Disposition referred to in clauses (a), (f) or (g) of the definition of "Permitted Asset Dispositions", provided that the proceeds therefrom shall be applied as provided in Paragraph 4A(ii).

                  (ii) By inserting the following definition of the term "Net Proceeds" in the appropriate alphabetical order:

                  "NET PROCEEDS" means (a) in connection with any Restricted Asset Disposition, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Restricted Asset Disposition, after deducting therefrom, as applicable, (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, amounts required to be applied to the repayment of Indebtedness secured by a Lien on any asset which is the subject of such Restricted Asset Disposition and other customary fees and expenses actually incurred in connection therewith, (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (including withholding taxes incurred in connection with cross-border transactions, if applicable), (iii) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Restricted Asset Disposition and retained by the Company or any Subsidiary, as the case may be, after such Restricted Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities under any indemnification obligations associated with such Restricted Asset Disposition, and (iv) amounts agreed upon by the Secured Parties in writing for employee retention and severance, (b) in connection with any Capital Market Transactions (but not including in "Net Proceeds" any replacements, refundings or refinancings of existing Indebtedness), the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (c) in connection with any Asset Disposition, means cash payments received by the Company therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition and (iii) all amounts applied to repayment of Indebtedness (other than the Senior Debt) secured by a Lien on the asset or property disposed.

         6. AMENDMENT TO EXHIBIT A. Exhibit A to the Note Agreement shall be deleted in its entirety and Exhibit A attached hereto shall be substituted therefor.

         7. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only upon the satisfaction of each of the following conditions, such satisfaction to occur on or prior to August 31, 2000:

         (a) No Default or Event of Default shall be in existence after giving effect to this Amendment;

         (b) the Noteholder shall have received executed originals of this Amendment and all of the following documents, each (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to the
Noteholder:

                  (i)      The Notes;

                  (ii) Copies of all documents evidencing all governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby and thereby;

                  (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers authorized to sign this Amendment on behalf of the Company and any other documents to be delivered by the Company hereunder;

                  (iv) The Consent and Reaffirmation of the Facility Guarantors attached hereto by each of the Guarantors;

                  (v) A duly executed Amendment No. 4, satisfactory to the Required Holders in all respects, to the Wachovia Bank Credit Agreement;

                  (vi) A duly executed Amendment No. 4, satisfactory to the Required Holders in all respects, to the Bank of America Credit Agreement;

                  (vii) A duly executed Global Amendment No. 2 to Intercreditor Agreements in form and substance satisfactory to Noteholder;

                  (viii) A legal opinion of counsel to Company, as to such matters as the Noteholder may request; and

                  (ix) Such other documents, instruments, approvals or opinions as the Noteholder may reasonably request.

         (c) The Company shall have paid to the Noteholder and the other Secured Parties, on a pro rata basis a fully-earned, non-refundable amendment fee in an amount equal to 0.25% of the total principal amount outstanding of the Senior Debt;

         (d) Payment to the Person indicated below of the following amounts in immediately available funds:

                  (i) to the Collateral Agent, Collateral Agent Fees in an amount equal to $1,425;

                  (ii) to the Collateral Agent for Field Audit Expenses of the Collateral Agent with respect to Core Crown Crafts, CCIP, and Hamco, in the amount as set forth in a statement submitted to the Company;

                  (iii) to the appropriate Secured Party, legal fees and expenses of Jones, Day, Reavis & Pogue; King & Spalding; and Smith, Helms, Mullis & Moore, LLP, counsel to the respective Secured Parties, through the effective date of the Amendment, pursuant to statements submitted to the Company (which statements may include estimates of time and expenses to be incurred on and after the dates of posting of actual time and expenses set forth therein, which estimated amounts shall be subject to subsequent adjustment to reflect actual time and expenses subsequently posted; and

                  (iv) to the appropriate Secured Party, fees and expenses of consultants to the respective Secured Parties incurred in connection with the review of the Company's proposed employee retention plan.

         8.       REPRESENTATIONS AND WARRANTIES.

         (a) The Company hereby repeats and confirms each of the representations and warranties made by it in the Note Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to "this Agreement", "hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be a reference to the Note Agreement as amended hereby.

         (b)      The Company further represents and warrants as follows:

                  (i) The execution, delivery and performance by the Company of this Amendment and the Notes are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A) its charter or by-laws, (B) law or (C) any legal or contractual restriction binding on or affecting the Company; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

                  (ii) No governmental approval is required for the due execution, delivery and performance by the Company of this Amendment and the Notes, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

                  (iii) This Amendment and the Notes constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

                  (iv) There are no pending or threatened actions, suits or proceedings affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Company and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Note Agreement as amended by this Amendment.

                  (v) No material adverse change in the business, properties, prospects, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, has occurred since March 28, 1999, except any which arise out of events which have been disclosed to the Noteholder.

         9.       MISCELLANEOUS.

         9A.      REFERENCE TO AND EFFECT ON THE NOTE AGREEMENT.

         (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Note Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Agreement, and each reference in any other document to "the Note Agreement", "thereunder", "thereof" or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby and each reference to the Notes shall mean and be a reference to the Notes issued in connection with this Amendment.

         (b) Except as specifically amended above, the Note Agreement and the Notes, and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any holder of a Note under the Note Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

         9B.      COSTS AND EXPENSES. The Company agrees to pay on demand all costs and expenses incurred by any holder of a Note in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this paragraph 9B.

         9C.      EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         9D.      GOVERNING LAW. This Amendment shall be governed by, and
construed in accordance  with, the laws of the State of New York.

         9E.      NO DEFAULT OR CLAIMS. To induce the Noteholder to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, (i) no Default or Event of Default exists, (ii) no right of offset, recoupment, defense, counterclaim, claim or objection exists in favor of the Company arising out of or with respect to any of the Notes or other obligations of the Company owed to any holder of a Note, and (iii) the Noteholder has acted in good faith and has conducted its relationships with the Company in a commercially reasonable manner in connection with the negotiations, execution and delivery of this Amendment and in all respects in connection with the Note Agreement, the Company hereby waiving and releasing any such claims to the contrary that may exist as of the date of this Amendment.

         9F.      Extension of the Time for Delivery of Certain Reports. The
Noteholder hereby agrees the time for delivery of the reports and other items required to be furnished pursuant to (i) Paragraph 5A(1)(i) of the Note Agreement for the Fiscal Year ended April 2, 2000, and (ii) Paragraph 5A(1)(ii) for the fiscal quarter ended July 2, 2000, hereby is extended to September 15, 2000.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                               CROWN CRAFTS, INC.


                                               By
                                                 -------------------------------
                                                 Title:


                                               THE PRUDENTIAL INSURANCE
                                                   COMPANY OF AMERICA


                                               By
                                                 -------------------------------
                                                 Title:

                CONSENT AND REAFFIRMATION OF FACILITY GUARANTORS


         Each of the undersigned (i) acknowledges receipt of the foregoing Amendment of 1995 Note Agreement (the "AMENDMENT"), (ii) consents to the execution and delivery of the Amendment by the parties thereto, and (iii) reaffirms all of its obligations and covenants under that certain Subsidiary Guaranty Agreement dated as of August 9, 1999, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.


                                     FACILITY GUARANTORS:

                                     CHURCHILL WEAVERS, INC.
                                     CROWN CRAFTS DESIGNER, INC.
                                     CROWN CRAFTS FURNISHINGS, INC.
                                     CROWN CRAFTS FURNISHINGS OF
                                       ILLINOIS, INC.
                                     G.W. STORES, INC.
                                     HAMCO, INC.
                                     CROWN CRAFTS INFANT PRODUCTS, INC.
                                         (as successor to Noel Joanna, Inc. and
                                         The Red Calliope and Associates, Inc.)



                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                   APPENDIX 1

                                OUTSTANDING ITEMS
                                  Crown Crafts



         Title Insurance Policy for property located in Person County, North Carolina (see comments to title commitment set forth in letter to George Jackson, Esq. dated 12/14/99 and letter to Mary Delehant dated 7/20/00)

         Title Insurance Policy for property located in Gordon County, Georgia (see comments to title commitment set forth in letter to Mary Delehant dated 7/20/00)

         Title Insurance Policy for property located in Whitfield County, Georgia (see comments to title commitment set forth in letter to Mary Delehant dated 7/20/00)

         Title Insurance Commitments for property located in Watauga County, North Carolina (Parcel 1 only) (see comments to title commitment set forth in letter to Mary Delehant dated 7/20/00)

         Opinion Letter from Crown Crafts, Inc.

         Surveys for all properties

                                                                       EXHIBIT A


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN VIOLATION OF SUCH ACT.

         THIS NOTE IS GIVEN SUBSTITUTION AND WITHOUT NOVATION OF A PROMISSORY NOTE DATED [OCTOBER 12, 1995] [JANUARY 25, 1996] ISSUED BY CROWN CRAFTS, INC.


                               CROWN CRAFTS, INC.


                       SENIOR SERIES [A] [B] NOTE DUE 2001


No. R-                                                           August 31, 2000
$_________

         FOR VALUE RECEIVED, the undersigned, CROWN CRAFTS, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Georgia, hereby promises to pay to ___________________ or registered assigns, the principal sum of _________________ DOLLARS on April 3, 2001 with (a) interest (computed on the basis of a 360-day year-30-day month) (i) on the unpaid balance thereof at the Applicable Rate (as defined below) from the date hereof, payable monthly on the 12th day of each calendar month in each year, commencing with September 12, 2000, until the principal hereof shall have become due and payable, and (ii) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (x) the Applicable Rate or (y) 2% over the rate of interest publicly announced by Bank of New York from time to time in New York City as its Prime Rate and (b) the accrued interest from July 12, 2000 through the date hereof payable on September 12, 2000. "APPLICABLE RATE" shall mean and equal 11.77% per annum plus if prior to or on January 1, 2001, the aggregate principal amount of Senior Debt has not been reduced below $85,000,000, an additional 2% per annum ("ADDITIONAL AMOUNT") commencing January 2, 2001, provided, however, that if the aggregate principal amount of Senior Debt has been reduced permanently to less than $65,000,000 prior to or on February 15, 2001, such Additional Amount shall cease to accrue commencing February 15, 2001; and provided further that if prior to or on March 31, 2001, the aggregate principal amount of Senior Debt has been reduced permanently to less than $60,000,000, the Applicable Rate shall be reduced to and equal 11.77% per annum.

         Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (as amended or substituted, the "NOTES") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of October 12, 1995 (as it has been and may be amended, the "AGREEMENT"), between the Company and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, with the Yield Maintenance Amount as specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE.


                                               CROWN CRAFTS, INC.



                                               By:
                                                  -------------------------
                                               Title:
                                                     ----------------------


                                       A-2